Exhibit 10.39

CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

February 21, 2024

Brian Stephenson

Re: Amendment to Employment Agreement

Dear Brian:

This letter (this “Amendment”) confirms the agreement between you and BridgeBio Services, Inc. (the “Company”) to amend the terms of the employment agreement between you and the Company effective October 28, 2018 (the “Employment Agreement”), to provide a cash severance opportunity upon certain types of terminations of your employment with the Company. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Employment Agreement.

For good and valuable consideration, the receipt of which is hereby acknowledged, you and the Company hereby agree as follows:

1.
The following paragraph is hereby added to the Employment Agreement after the paragraph that begins, “It is understood that you are an ‘at-will’ employee.”

Severance and Payment of Continued Group Health Plan Benefits

(1)
In the event you are terminated by the Company without Cause or if you resign for Good Reason, subject to you signing a general release of claims in favor of the Company and all related persons and entities (the “Release”) that becomes irrevocable within sixty (60) days following the termination date (or such shorter period set forth in the Release), the Company agrees to (i) pay you a lump sum payment equal to nine (9) months of your then-base salary and (ii) pay directly to the carrier the full amount of your COBRA premiums on your behalf for your continued coverage under the Company’s group health plans, including coverage for your eligible dependants, until the earliest of (a) nine (9) months following the termination date of your employment, (b) the expiration of your eligibility for the continued coverage under COBRA, or (c) the date you become eligible to participate in a subsequent employer’s health plan.

(2)
In the event you are terminated by the Company without Cause or if you resign for Good Reason, upon or within twelve (12) months after a Sale Event, subject to you signing a Release, the Company agrees to (i) pay you a lump sum payment equal to (a) twelve (12) months of your then-base salary, and (b) your then-annual target bonus; and (ii) pay directly to the carrier the full amount of your COBRA premiums on your behalf for your continued coverage under the Company’s group health plans, including coverage for your eligible dependants, until the earliest of (a) twelve (12) months following the termination date of your employment, (b) the expiration of your eligibility for the continued coverage under COBRA, or (c) the date you become eligible to participate in a subsequent employer’s health plan. For the avoidance of doubt, in no event will you be eligible to receive more than one bonus related to work performed in the year in which the termination date occurs.
(3)
The lump sum payments to you described in Paragraphs (1) and (2) above shall be made within 60 days following the effective date of the Release; provided that if the 60-day period following the termination date begins in one calendar year and ends in a second calendar year, the lump sum payment shall be made in the second calendar year and no later than the last day of such 60-day period.
(4)
Each of the terms “Cause”, “Good Reason” and “Sale Event” used above is as defined in the BridgeBio Pharma, Inc. Change in Control Policy [***].

2. All other provisions of the Employment Agreement shall remain in full force and effect according to their respective terms.

3. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

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To accept the terms of this Amendment, please sign and date below and return it to me at your earliest convenience.

Very truly yours,

BRIDGEBIO SERVICES, INC.

/s/ Neil Kumar

Neil Kumar

Chief Executive Officer

Accepted and agreed:

/s/ Brian Stephenson February 21, 2024

Brian Stephenson Date

[Signature Page to Amemdment to Employment Agreement]